Exhibit 10.43

REAFFIRMATION AND CONSENT
Reference is hereby made to that certain AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO GENERAL CONTINUING GUARANTY, dated as of December 27, 2016 (the “Amendment”), by and among on the one hand, the lenders from time to time party thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and CITY NATIONAL BANK, a national banking association, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and, on the other hand, ACRC LENDER LLC, a Delaware limited liability company (“Borrower”). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of March 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, Agent, and Lenders. The undersigned Guarantor hereby (a) represents and warrants to Agent that the execution, delivery, and performance of this Reaffirmation and Consent have been duly authorized by Guarantor and all necessary corporate action in respect thereof has been taken, and the execution, delivery, and performance of this Reaffirmation and Consent does not require any consent or approval of any other Person that has not been obtained (except for such consents or approvals as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole); (b) consents to the amendment of the Credit Agreement and the Guaranty as set forth in the Amendment; (c) acknowledges and reaffirms its obligations owing to the Agent and the Lenders under any Loan Documents to which it is a party; (d) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and other Loan Documents to which it is a party effective as of the date of the Amendment; (e) confirms that all Debt of the Guarantor evidenced by the Loan Documents to which it is a party is unconditionally owing by it to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever; and (f) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.
Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that neither Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.
Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent.
The validity of this Reaffirmation and Consent, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the law of the State of New York.
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IN WITNESS WHEREOF, the undersigned has caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation By /s/ John B. Jardine Name: John B. Jardine Title: President and Co-Chief Executive Officer

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